UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

————————————————
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011

BEACON FEDERAL BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33713 (Commission File Number)	26-0706826 (I.R.S. Employer Identification No.)

6611 Manlius Center Road, East Syracuse, NY 13057
 (Address of principal executive offices)

(315) 433-0111
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 17, 2011, Beacon Federal (the “Bank”), a wholly-owned subsidiary of Beacon Federal Bancorp, Inc. (the “Company”), entered into a Purchase and Assumption Agreement (the “Agreement”) with MidSouth Bank, N.A. (a subsidiary of MidSouth Bancorp, Inc.), headquartered in Lafayette, Louisiana (“MidSouth”) to sell to MidSouth certain assets and transfer certain liabilities of the Bank’s Tyler, Texas branch (the “Branch”). Pursuant to the Agreement, MidSouth will assume approximately $77 million of deposits associated with the Branch and purchase approximately $26 million of loans as well as other assets, including premises and equipment associated with the Branch.

The purchase and assumption is subject to regulatory approval and customary closing conditions.  The purchase and assumption is expected to close during the fourth quarter of 2011.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 99.1 to the Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01.  Other Events.

On August 17, 2011, the Company issued a press release announcing the above-referenced agreement with MidSouth.  A copy of the press release is attached hereto as Exhibit 99.2.  The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits: Exhibit 99.1: Purchase and Assumption Agreement dated August 17, 2011 Exhibit 99.2: Press Release dated August 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON FEDERAL BANCORP, INC.

Date: August 17, 2011	By:	/s/ Ross J. Prossner
Ross J. Prossner
President and Chief Executive Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Purchase and Assumption Agreement dated August 17, 2011 (exhibits and schedules omitted)

99.2	Press Release dated August 17, 2011